Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-48026, 333-51656, 333-66676, 333-107466, 333-118610, 333-136072, 333-144742, 333-170412 and 333-189218) of TeleCommunication Systems, Inc. Employee Stock Purchase Plan of our report dated April 18, 2014 relating to the financial statements of TeleCommunication Systems, Inc. Employee Stock Purchase Plan as of January 31, 2014 and 2013 and for the years then ended, which appear in this Form 11-K.

/s/ CohnReznick LLP

Bethesda, Maryland

April 18, 2014